As filed with the Securities and Exchange Commission on August 13, 2009.

Registration No. 333-156082

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OLIN CORPORATION

(Exact name of issuer as specified in its charter)

Virginia	13-1872319
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

190 Carondelet Plaza, Suite 1530

Clayton, MO 63105

(314) 480-1400

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

George H. Pain, Esq.

Vice President, General Counsel and Secretary

190 Carondelet Plaza, Suite 1530

Clayton, MO 63105

(314) 480-1400

(Name, address, including zip code, and telephone number, including area code,

of registrant’s agent for service)

With a copy to:

Kris F. Heinzelman, Esq.

LizabethAnn R. Eisen Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

(212) 474-1000

Approximate date of commencement of proposed sale to the public: Not applicable. This Amendment No. 1 relates to the filing of an exhibit to the Form S-3 Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-156082) (the “Registration Statement”) is being filed by Olin Corporation for the purpose of filing one additional exhibit to the Registration Statement. No changes or additions are being made hereby to the existing base prospectus that already forms a part of the Registration Statement. Accordingly, such existing base prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

Item 16.	Exhibits

The following document is filed as an exhibit to this Registration Statement and shall be in addition to those previously filed exhibits to this Registration Statement.

Exhibit Number	Description of Exhibit
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clayton, State of Missouri, on August 13, 2009.

OLIN CORPORATION

By:	/s/ George H. Pain
George H. Pain
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph D. Rupp	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2009

* John E. Fischer	Vice President and Chief Financial Officer (Principal Financial Officer)	August 13, 2009

* Todd A. Slater	Vice President and Controller (Principal Accounting Officer)	August 13, 2009

Gray G. Benoist	Director	August 13, 2009

* Donald W. Bogus	Director	August 13, 2009

* C. Robert Bunch	Director	August 13, 2009

* Randall W. Larrimore	Director	August 13, 2009

* John M.B. O’Connor	Director	August 13, 2009

* Richard M. Rompala	Director	August 13, 2009

* Philip J. Schulz	Director	August 13, 2009

* Vince J. Smith	Director	August 13, 2009

* By /s/ George H. Pain
George H. Pain
Attorney-in-fact for person indicated

EXHIBIT INDEX

The following exhibit is in addition to those previously filed exhibits to this Registration Statement:

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Bank of New York Mellon Trust Company, National Association.